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EXHIBIT 99.1

         I, Melvin C. Payne, certify, to the best of my knowledge, that: the attached Annual Report on Form 10-K of Carriage Services, Inc. for the year ended December 31, 2002 ("Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carriage Services, Inc.

March 27, 2003

/s/ MELVIN C. PAYNE Melvin C. Payne Chairman of the Board, President and Chief Executive Officer

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  EXHIBIT 99.1